EXHIBIT 11

                            PROMUS HOTEL CORPORATION

                       COMPUTATIONS OF PER SHARE EARNINGS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                         THREE MONTHS ENDED     SIX MONTHS ENDED
                                                                              JUNE 30,              JUNE 30,
                                                                        --------------------  --------------------
                                                                          1997       1998       1997       1998
                                                                        ---------  ---------  ---------  ---------
Net income............................................................  $  47,376  $  52,189  $  86,278  $  88,205
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
Basic Earnings per Share:
Weighted average outstanding shares...................................     86,916     87,202     86,992     86,773
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
Net income............................................................  $    0.55  $    0.60  $    0.99  $    1.02
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
Diluted Earnings per Share:
Weighted average outstanding shares...................................     86,916     87,202     86,992     86,773
Effect of dilutive securities:
Restricted stock......................................................          8         --          7         --
Stock options and warrants............................................      1,301        935      1,280      1,057
                                                                        ---------  ---------  ---------  ---------
Weighted average shares assuming conversion...........................     88,225     88,137     88,279     87,830
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
Net income............................................................  $    0.54  $    0.59  $    0.98  $    1.00
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------